Exhibit 99.1

NEWS RELEASE

RIVERVIEW FINANCIAL CORPORATION ANNOUCES LISTING

ON THE NASDAQ STOCK MARKET LLC

HARRISBURG, PA, August 10, 2018 / PRNewswire / Riverview Financial Corporation, (the, “Company”) announced today that it has received approval from The Nasdaq Stock Market LLC to list its voting common shares for trading on the Nasdaq Global Market. The Company’s common stock will begin trading on Nasdaq under the symbol “RIVE” effective with the market opening on August 14, 2018.

Kirk D. Fox, Chief Executive Officer stated, “We are excited to be afforded the opportunity to list on the Nasdaq Global Market as it will provide many advantages including increased liquidity for existing shareholders, potential broadening of our shareholder base by attracting new retail investors and increasing the appeal of our Company stock to institutional investors. As a result of the significant inorganic and organic growth achieved from the beginning of the first quarter of 2017, we felt the need to provide a higher level of exposure for our common stock by listing on the exchange with the most number of companies represented and highest daily trading volume of all stock exchanges worldwide.”

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: MEDIA/INVESTORS, Scott A. Seasock 717.827.4039 or sseasock@riverviewbankpa.com

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may”, “will”, “believe”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.